POWER OF ATTORNEY

   The undersigned officers and managing general partners of Franklin Tax-Advantaged International Bond Fund (the "Registrant") hereby appoint MARK H. PLAFKER, HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE AND LARRY L. GREENE (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to Post-Effective Amendments to the Registrant's registration statement on Form N-1A under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933 covering the sale of shares by the Registrant under prospectuses becoming effective after this date, including any amendment or amendments increasing or decreasing the amount of securities for which registration is being sought, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

   The undersigned officers and managing general partners hereby execute this Power of Attorney as of this 16th day of February 1995.

/s/ Rupert H. Johnson, Jr.              /s/ Charles B. Johnson
Rupert H. Johnson, Jr., Principal       Charles B. Johnson,
Executive Officer                       Managing General Partner
and Managing General Partner

/s/ Frank H. Abbott, III                /s/ Harris J. Ashton
Frank H. Abbott, III,                   Harris J. Ashton,
Managing General Partner                Managing General Partner

/s/ Kenneth V. Domingues                /s/ S. Joseph Fortunato
Kenneth V. Domingues,                   S. Joseph Fortunato,
Managing General Partner                Managing General Partner

/s/ David W. Garbellano                 /s/ Charles E. Johnson
David W. Garbellano,                    Charles E. Johnson,
Managing General Partner                Managing General Partner

/s/ Gordon S. Macklin                   /s/ Diomedes Loo-Tam
Gordon S. Macklin,                      Diomedes Loo-Tam,
Managing General Partner                Principal Accounting Officer

/s/ Martin L. Flanagan
Martin L. Flanagan,
Principal Financial Officer